EXHIBIT 16.1

November 16, 2006

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	SonomaWest Holdings, Inc. File No. 00001912

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of SonomaWest Holdings, Inc. dated November 16, 2006, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP